Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FIRST QUARTER 2026 FINANCIAL RESULTS

First quarter 2026 GAAP diluted earnings per share of $2.30
First quarter 2026 adjusted diluted earnings per share of $3.77(1)(2), up 78.7 percent year-over-year

LAS VEGAS. April 30, 2026 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for first quarter 2026, as well as comparisons to the prior year.

"We had a great start to the year, delivering another quarter of strong operational and financial results,” stated Gregory Anderson, chief executive officer of Allegiant Travel Company. “Customer service continues to be a top priority, and I’m pleased to report the team once again achieved a controllable completion rate exceeding 99.9%. We know that when we operate well, we perform well, and that is evidenced by our first-quarter adjusted operating margin of 14.9 percent, which marked more than a five-point improvement year-over-year and the highest first quarter level since COVID. We believe it will be the highest among U.S. airlines.

"First-quarter demand was exceptional, particularly during peak periods, driving more than a 16 percent year-over-year increase in TRASM, with total yields up over 20 percent year-over-year. That performance allowed us to set an all-time quarterly record despite a 5.9 percent year-over-year reduction in capacity. We are pleased to see our commercial initiatives taking hold and contributing to our results, including an 8.9 percent increase in co-brand remuneration compared to the prior year.

"As we move into the second quarter, leisure demand remains healthy despite geopolitical dynamics that have impacted the broader economy. We have proactively reduced capacity during off-peak times and shortened average stage lengths as we navigate the higher fuel environment. We now expect second-quarter capacity to be down 6.5 percent year-over-year. A core tenet of our long-term success is flexing our capacity to focus on profitability over utilization. We are confident that the strength of our business model and strong financial position will allow us to navigate this elevated fuel environment as well as any airline in our sector.

"With regulatory approvals now behind us, and pending shareholder approvals, we expect to close on the acquisition of Sun Country by as early as mid-May. Closing in just over four months after announcement highlights the agility and capabilities of the company. We look forward to combining our complementary networks, advancing our commitment to connect our travelers with attractive destinations, and delivering a stronger, more valuable airline for our shareholders. This combination should extend our leadership position in the value segment of the industry. We are excited about what’s ahead."

Summary Results

Consolidated(5)	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Total operating revenue	$732.4	$699.1	4.8%
Total operating expense	651.3	634.1	2.7%
Operating income	81.1	65.0	24.8%
Income before income taxes	66.0	41.9	57.5%
Net income	42.5	32.1	32.4%
Diluted earnings per share	2.30	1.73	32.9%
Sunseeker special charges, net(2)	—	(2.9)	NM
Airline special charges(2)	27.8	1.4	NM
Adjusted income before income taxes(1)(2)(3)	93.8	43.8	114.2%
Adjusted net income(1)(2)(3)	69.6	33.4	108.4%

Airline only	Three Months Ended March 31,		Percent Change(4)
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Airline operating revenue	$732.4	$668.4	9.6%
Airline operating expense	651.3	607.5	7.2%
Airline operating income	81.1	60.9	33.2%
Airline income before income taxes	66.0	49.6	33.1%
Airline special charges(2)	27.8	1.4	NM
Adjusted airline-only net income(1)(2)	69.6	39.0	78.5%
Adjusted airline-only operating margin(1)(2)	14.9%	9.3%	5.6
Adjusted airline-only diluted earnings per share(1)(2)	3.77	2.11	78.7%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on debt extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
(4)Except adjusted airline-only operating margin which is percentage point change.
(5)Comparison of consolidated figures to prior year performance is significantly impacted by the sale of Sunseeker Resort, in September 2025, as a result of which, there were no operating revenues or operating expenses related to the segment after the sale.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

First Quarter 2026 Results and Highlights

•Record first quarter total operating revenue(3) of $732.4M, up 9.6 percent year-over-year
•Fixed fee revenue of $18.1M, up 11.5 percent year-over-year
•TRASM up 16.4 percent year-over-year

•Adjusted operating income,(1)(2)(3) of $108.9M, yielding an adjusted operating margin of 14.9 percent, a more than five-percentage-point improvement over the prior year

•Adjusted income before income tax,(1)(2)(3) of $93.8M, yielding an adjusted pre-tax margin of 12.8 percent

•Adjusted EBITDA,(1)(2)(3) of $168.0M, yielding an adjusted EBITDA margin of 22.9 percent

•Adjusted operating CASM, excluding fuel(2)(3) of 8.64 ¢, up 7.1 percent year-over-year
•System capacity down 5.9 percent year-over-year

•Available seat miles per gallon of fuel of 86.7, up 1.2 percent year-over-year

•$39.3M in total cobrand credit card remuneration received, up 8.9 percent year-over-year

Balance Sheet, Cash and Liquidity

•Total available liquidity at March 31, 2026 was $1.2B, which included $933.5M in cash and investments and $250.0M in undrawn revolving credit facilities

•$268.1M in cash from operations during first quarter 2026, a quarterly record

•Total debt at March 31, 2026 was $1.8B
•Net debt at March 31, 2026 was $858.3M

•Debt principal payments of $29.4M during the quarter

•Air traffic liability at March 31, 2026 was $488.8M

Capital Expenditures

•First quarter capital expenditures of $175.9M, which included $155.4M for aircraft-related capital expenditures and $20.5M in other capital expenditures

•First quarter deferred heavy maintenance expenditures were $11.0M

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)Prior-year amounts presented herein reflect airline-only results and exclude Sunseeker Resort, which was sold in 2025. Current-period results are compared against these airline-only prior-year figures to improve comparability.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted earnings per share and adjusted operating margin in the table below. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

The below guidance is for Allegiant on a stand-alone basis and excludes any contribution from our planned acquisition of Sun Country

Second quarter 2026 guidance

System ASMs - year-over-year change	(~6.5%)
Scheduled service ASMs - year-over-year change	(~6.5%)

Fuel cost per gallon	$4.35
Adjusted operating margin(1)	0.0% - 2.0%
Interest expense(2) (millions)	~$35
Capitalized interest(2) (millions)	(~$6)
Interest income (millions)	~$7
Adjusted earnings per share(1)	($1.00) - ($0.00)

Full-year CAPEX
Aircraft-related capital expenditures(3) (millions)	$570 to $590
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other capital expenditures (millions)	$80 to $90

Recurring principal payments(4) (millions) (full year)	$135 to $145

(1)    Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)     Includes capitalized interest related to pre-delivery deposits on new aircraft.
(3)     Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(4)     Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q26	2Q26	3Q26	4Q26
Boeing 737-8200 (190 seats)	17	20	21	25
Airbus A320 (180 seats)	71	71	71	71
Airbus A320 (177 seats)	7	6	5	2
Airbus A319 (156 seats)	28	28	27	26
Total	123	125	124	124

The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period as well as aircraft in temporary storage.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Thursday, April 30, 2026 to discuss its first quarter 2026 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the announced merger with Sun Country Airlines, future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed in connection with our fleet and network, the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts, the occurrence of any event, change or other circumstance that could give rise to the right of one or both of Allegiant or Sun Country to terminate the definitive merger agreement for the Sun Country acquisition; the risk that potential legal proceedings may be instituted against Allegiant or Sun Country and result in significant costs of defense, indemnification or liability; the possibility that the Sun Country acquisition does not close when expected or at all because required stockholder approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Sun Country acquisition or that any of the foregoing may take longer to realize or be more costly to achieve than expected; disruption to the parties' businesses as a result of the announcement and pendency of the Sun Country acquisition; the costs associated with the anticipated length of time of the pendency of the Sun Country acquisition, including the restrictions contained in the definitive merger agreement on the ability of each of Sun Country and Allegiant to operate their respective businesses outside the ordinary course consistent with past practice during the pendency of the Sun Country acquisition; the diversion of Allegiant's and Sun Country's respective management teams' attention and time from ongoing business operations and opportunities on acquisition-related matters; the risk that the integration of Sun Country's operations will be materially delayed or will be more costly or difficult than expected or that Allegiant is otherwise unable to successfully integrate Sun Country's businesses into its businesses; the possibility that the Sun Country acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Allegiant's or Sun Country's customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Sun Country acquisition; and the dilution caused by

Allegiant's issuance of additional shares of its common stock in connection with the consummation of the Sun Country acquisition.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent Change
	2026	2025	YoY
OPERATING REVENUES:
Passenger	$671,799	$616,750	8.9%
Third party products	42,335	35,203	20.3
Fixed fee contracts	18,123	16,252	11.5
Resort and other	175	30,869	NM
Total operating revenues	732,432	699,074	4.8
OPERATING EXPENSES:
Salaries and benefits	218,085	231,439	(5.8)
Aircraft fuel	180,241	166,333	8.4
Station operations	76,482	73,505	4.1
Depreciation and amortization	57,926	63,312	(8.5)
Maintenance and repairs	35,216	34,854	1.0
Sales and marketing	28,201	25,096	12.4
Aircraft lease rentals	7,461	5,920	26.0
Other	19,934	35,168	(43.3)
Special charges, net of recoveries	27,782	(1,555)	NM
Total operating expenses	651,328	634,072	2.7
OPERATING INCOME	81,104	65,002	24.8
OTHER (INCOME) EXPENSES:
Interest income	(8,714)	(11,935)	(27.0)
Interest expense	29,227	40,783	(28.3)
Capitalized interest	(4,291)	(6,488)	(33.9)
Other, net	(1,142)	702	NM
Total other expenses	15,080	23,062	(34.6)
INCOME BEFORE INCOME TAXES	66,024	41,940	57.4
INCOME TAX PROVISION	23,546	9,838	NM
NET INCOME	$42,478	$32,102	32.3
Earnings per share to common shareholders:
Basic	$2.30	$1.74	32.2
Diluted	$2.30	$1.73	32.9
Shares used for computation(1):
Basic	18,207	17,984	1.2
Diluted	18,219	18,022	1.1

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
Three Months Ended March 31, 2025 Only*
(in thousands)
(Unaudited)

	Three Months Ended March 31, 2025
	Airline	Sunseeker	Consolidated
REVENUES FROM EXTERNAL CUSTOMERS	$668,386	$30,688	$699,074
OPERATING EXPENSES:
Salaries and benefits	220,374	11,065	231,439
Aircraft fuel	166,333	—	166,333
Station operations	73,505	—	73,505
Depreciation and amortization	59,711	3,601	63,312
Maintenance and repairs	34,854	—	34,854
Sales and marketing	23,370	1,726	25,096
Aircraft lease rentals	5,920	—	5,920
Other operating expenses	22,075	13,093	35,168
Special charges, net of recoveries	1,392	(2,947)	(1,555)
Total operating expenses	607,534	26,538	634,072
OPERATING INCOME	60,852	4,150	65,002
OTHER (INCOME) EXPENSES:
Interest income	(11,935)	—	(11,935)
Interest expense	28,949	11,834	40,783
Capitalized interest	(6,488)	—	(6,488)
Other non-operating expenses	702	—	702
Total other expenses	11,228	11,834	23,062
INCOME (LOSS) BEFORE INCOME TAXES	$49,624	$(7,684)	$41,940
*    Segment results for only 2025 are presented as Sunseeker Resort was sold in September 2025. The Company has operated as a single segment in 2026 and the results are as presented in the Consolidated Statements of Income.

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended March 31,				Percent Change(1)
	2026		2025		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,428,463		4,451,306		(0.5)%
Available seat miles (ASMs) (thousands)	5,130,542		5,451,584		(5.9)
Airline operating expense per ASM (CASM) (cents)	12.70	¢	11.14	¢	14.0
Fuel expense per ASM (cents)	3.51	¢	3.05	¢	15.1
Airline special charges per ASM (cents)	0.54	¢	0.02	¢	NM
Airline operating CASM, excluding fuel and special charges (cents)	8.64	¢	8.07	¢	7.1
Departures	31,570		33,235		(5.0)
Block hours	78,823		83,871		(6.0)
Average stage length (miles)	919		935		(1.7)
Average number of operating aircraft during period	122.4		125.1		(2.2)
Average block hours per aircraft per day	7.2		7.5		(4.0)
Full-time equivalent employees at end of period	5,666		6,057		(6.5)
Fuel gallons consumed (thousands)	59,200		63,636		(7.0)
ASMs per gallon of fuel	86.7		85.7		1.2
Average fuel cost per gallon	$3.04		$2.61		16.5
Scheduled service statistics:
Passengers	4,398,107		4,420,811		(0.5)
Revenue passenger miles (RPMs) (thousands)	4,210,895		4,271,328		(1.4)
Available seat miles (ASMs) (thousands)	4,991,560		5,305,191		(5.9)
Load factor	84.4%		80.5%		3.9
Departures	30,472		32,133		(5.2)
Block hours	76,497		81,414		(6.0)
Average seats per departure	176.2		175.0		0.7
Yield (cents)(2)	8.53	¢	7.06	¢	20.8
Total passenger revenue per ASM (TRASM) (cents)(3)	14.31	¢	12.29	¢	16.4
Average fare - scheduled service(4)	$81.66		$68.19		19.8
Average fare - air-related charges(4)	$71.09		$71.32		(0.3)
Average fare - third party products	$9.63		$7.96		21.0
Average fare - total	$162.37		$147.47		10.1
Average stage length (miles)	926		941		(1.6)
Fuel gallons consumed (thousands)	57,542		61,826		(6.9)
Average fuel cost per gallon	$3.03		$2.63		15.2
Percent of sales via website and mobile app during period	91.5%		92.5%		(1.0)
Other data:
Rental car days sold	364,765		360,890		1.1
Hotel room nights sold	19,407		39,940		(51.4)

(1)Except load factor and percent of sales through website and mobile app, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(in millions)	March 31, 2026 (unaudited)	December 31, 2025	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$283.4	$172.7	64.1%
Short-term investments	618.7	633.0	(2.3)
Long-term investments	31.4	32.8	(4.3)
Total unrestricted cash and investments	933.5	838.5	11.3
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	121.3	118.1	2.7
Long-term debt and finance lease obligations, net of current maturities and related costs	1,670.5	1,681.5	(0.7)
Total debt	1,791.8	1,799.6	(0.4)
Debt, net of unrestricted cash and investments	858.3	961.1	(10.7)
Total Allegiant Travel Company shareholders’ equity	1,096.1	1,052.7	4.1

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2026	2025
Basic:
Net income	$42,478	$32,102
Less income allocated to participating securities	(585)	(842)
Net income attributable to common stock	$41,893	$31,260
Earnings per share, basic	$2.30	$1.74
Weighted-average shares outstanding	18,207	17,984
Diluted:
Net income	$42,478	$32,102
Less income allocated to participating securities	(585)	(840)
Net income attributable to common stock	$41,893	$31,262
Earnings per share, diluted	$2.30	$1.73
Weighted-average shares outstanding(1)	18,207	17,984
Dilutive effect of restricted stock	99	157
Adjusted weighted-average shares outstanding under treasury stock method	18,306	18,141
Participating securities excluded under two-class method	(87)	(119)
Adjusted weighted-average shares outstanding under two-class method	18,219	18,022
(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three Months Ended March 31, 2026 and 2025
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker Resort, (ii) other charges related to the sale of Sunseeker, and (iii) the airline special charges listed in the table below. We also present adjusted consolidated interest expense, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and losses on extinguishment of debt.

We present adjusted airline-only operating expense, adjusted airline-only operating income, adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share which exclude special charges and other costs related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) accelerated amortization of software identified to be redeveloped, (iii) costs related to the Sun Country acquisition, (iv) a credit loss on a note receivable, and (v) losses on extinguishment of debt.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense and special charges. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, and estimated adjusted earnings per share, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and losses on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers (other than the estimated earnings per share and adjusted operating margin figures) to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income, and earnings per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income, earnings per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2026	2025
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$1.3	$1.4
Accelerated amortization of software identified for redevelopment	10.0	—
Integration costs	9.6	—
Credit loss on note receivable	7.0	—
Airline special charges(2)	27.9	1.4
Sunseeker special charges, net of recoveries(2)	(0.1)	(2.9)
Consolidated special charges, net of recoveries(2)	$27.8	$(1.6)

	Three Months Ended March 31, 2026
	Consolidated
Reconciliation of adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted income before income taxes, and adjusted income before income taxes margin (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$732.4	$—	$732.4
Total operating expenses	651.3	(27.8)	623.5
Operating income	$81.1	$27.8	$108.9
Operating margin (percent)	11.1		14.9

INCOME BEFORE INCOME TAXES	$66.0	$27.8	$93.8
Adjusted income before income taxes margin (percent)	9.0		12.8

	Three Months Ended March 31, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$699.1	$—	$699.1	$668.4	$—	$668.4	$30.7	$—	$30.7
Total operating expenses	634.1	1.6	635.6	607.5	(1.4)	606.1	26.5	2.9	29.5
Operating income (loss)	$65.0	$(1.6)	$63.4	$60.9	$1.4	$62.2	$4.2	$(2.9)	$1.2
Operating margin (percent)	9.3		9.1	9.1		9.3	13.5		3.9

Interest expense	$40.8	$(3.4)	$37.4	$28.9	$—	$28.9	$11.8	$(3.4)	$8.4

INCOME (LOSS) BEFORE INCOME TAXES	$41.9	$1.9	$43.8	$49.6	$1.4	$51.0	$(7.7)	$0.5	$(7.2)

	Three Months Ended March 31,
	2026	2025
Consolidated EBITDA and adjusted consolidated EBITDA (millions)
Net income as reported (GAAP)	$42.5	$32.1
Interest expense, net	16.2	22.4
Income tax expense	23.5	9.8
Depreciation and amortization	57.9	63.3
Consolidated EBITDA(1)	$140.2	$127.7
Special charges, net of recoveries(2)	27.8	(1.6)
Adjusted consolidated EBITDA(1)(2)	$168.0	$126.1
Adjusted consolidated EBITDA margin(1)(2)	22.9%	18.0%

	Three Months Ended March 31, 2026
	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income as reported (GAAP)	$42.5
Less: Net income allocated to participating securities	(0.6)
Net income attributable to common stock (GAAP)	$41.9	$2.30

Plus: Net income allocated to participating securities	0.6	0.03
Plus: Special charges, net of recoveries(2)	27.8	1.52
Minus: Income tax effect of adjustments above	(0.6)	(0.03)
Adjusted net income(1)	$69.6

Less: Adjusted consolidated net income allocated to participating securities	(1.0)	(0.05)
Adjusted net income attributable to common stock(1)	$68.7	$3.77

Shares used for diluted computation (GAAP) (thousands)		18,219
Shares used for diluted computation (adjusted) (thousands)		18,219

	Three Months Ended March 31, 2025
Airline-only	Amount	Per Share
Reconciliation of adjusted airline-only earnings per share and adjusted airline-only net income (millions except share and per share amounts)
Net income as reported (GAAP)	$32.1
Less: Net income allocated to participating securities	(0.8)
Net income attributable to common stock (GAAP)	$31.3	$1.73

Plus: Net income allocated to participating securities	0.8	0.05
Plus: Sunseeker loss before income taxes	7.7	0.43
Plus: Special charges, net of recoveries(2)	1.4	0.08
Minus: Income tax effect of adjustments above	(2.2)	(0.12)
Adjusted airline-only net income(1)	$39.0

Less: Adjusted airline-only net income allocated to participating securities	(1.0)	(0.06)
Adjusted airline-only net income attributable to common stock(1)	$38.0	$2.11

Shares used for diluted computation (GAAP) (thousands)		18,022
Shares used for diluted computation (adjusted) (thousands)		18,022

	Three Months Ended March 31,
	2026	2025
Reconciliation of adjusted airline-only operating CASM excluding fuel and special charges (millions)
Consolidated operating expenses (GAAP)	$651.3	$634.1
Minus: Sunseeker operating expenses	—	26.5
Airline-only operating expenses	651.3	607.6
Minus: airline special charges(2)	27.8	1.4
Minus: fuel expenses	180.2	166.3
Adjusted airline-only operating expenses, excluding fuel and special charges(1)(2)	$443.3	$439.9

System available seat miles (millions)	5,130.5	5,451.6
Airline-only cost per available seat mile (cents)	12.70	11.14
Adjusted airline-only cost per available seat mile excluding fuel and special charges (cents)(2)	8.64	8.07

(1)Denotes non-GAAP figure.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table above. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on debt extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
*    Note that amounts may not recalculate due to rounding